Exhibit 99.1

Solid Power and SK On Deepen Partnership with New Agreements

–	Solid Power licenses cell designs and production processes to SK On
–	Solid Power to install pilot cell production line for SK On at Korea facility
–	Solid Power enters agreement to supply SK On with electrolyte

LOUISVILLE, Colo., January 16, 2024 – Solid Power (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced it has deepened its partnership with SK On with three new agreements: a research and development license, a line installation arrangement, and an electrolyte supply agreement, each of which are detailed below. Together, the agreements expand Solid Power’s presence in Korea and strengthen the existing relationship between Solid Power and SK On, a key cell manufacturing partner.

“This expanded arrangement with SK On provides the framework for closer collaboration with one of the industry’s leading battery manufacturers and increases our presence in one of the world’s most strategically important battery markets,” said John Van Scoter, President and Chief Executive Officer of Solid Power. “This is another meaningful vote of confidence for our solid-state battery technology. This deepened relationship strengthens our competitive position as we progress towards commercialization.”

SK on
Solid Power
Signing Ceremony
"Technology License Agreement"
Jan. 10, 2024

John Van Scoter, President and CEO of Solid Power, and Minsuk Sung, Chief Commercial Officer of SK On, shake hands after entering into new agreements.

The deepened relationship between the two companies will increase overall collaboration and development efforts on Solid Power’s solid-state cell technology. The agreements enable SK On to use Solid Power’s cell technology for research and development and to produce batteries on a new SK On solid-state line in Korea.

“SK On has, and will continue to be, an important partner for Solid Power,” said Derek Johnson, Chief Operating Officer of Solid Power. “As demonstrated in 2023, a deepened collaboration with our key partners can accelerate technology advancement. Today’s steps will further expand development of our solid-state technology into Korea and allow Solid Power to demonstrate its capabilities as a valued electrolyte supplier.”

Van Scoter continued, “The primary benefit of these agreements is to broaden the development of our technology with a key partner. As we execute, we also expect to strengthen our cash position.”

Upon achievement of milestones and electrolyte deliveries, Solid Power expects to receive at least $50 million in revenue from these combined agreements.

The Agreements

Research and Development. Under the research and development license, SK On will license Solid Power’s solid-state cell designs and manufacturing processes in exchange for payments totaling $20 million from 2024 to 2027, upon achievement of milestones. The license limits SK On to research and development activities and may not be used for commercial cell production.

Line Installation. The line installation arrangement provides that Solid Power will design, procure, and install a new cell manufacturing line at one of SK On’s Korea facilities in exchange for an estimated $22 million, upon achievement of milestones. The new line will be modeled after Solid Power’s Colorado-based EV line and will produce EV-scale cells utilizing Solid Power’s solid-state electrolyte technology. Construction of the line will begin in 2024 and is expected to be complete in 2025.

Electrolyte Supply. SK On has also agreed to purchase Solid Power’s electrolyte for use on their new line in Korea through Solid Power’s first-of-its-kind electrolyte supply agreement. Initially, under the electrolyte supply agreement, SK On will purchase electrolyte to validate its new solid-state line. After validation, SK On is required to purchase at least eight metric tons of electrolyte from Solid Power through 2030, which it will use to collaborate with Solid Power in advancing its cell technologies. Depending on volumes, Solid Power expects to receive at least $10 million from these electrolyte sales.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require, and to commercialize our technology in advance of competing technologies; (ii) risks relating to the non-exclusive nature of our original equipment manufacturers and joint development agreement relationships; (iii) our ability to negotiate, execute, and perform on our agreements on commercially reasonable terms; (iv) rollout of our business plan and the timing of expected business milestones; (v) delays in the construction and operation of production facilities; (vi) our ability to protect our intellectual property, including in jurisdictions outside of the United States; (vii) broad market adoption of EVs and other technologies where we are able to deploy our cell technology and electrolyte material, if developed successfully; (viii) our success in retaining or recruiting, or changes required in, our officers, key employees, including technicians and engineers, or directors; (ix) risks and potential disruptions related to management and board of directors transitions; (x) changes in applicable laws or regulations; (xi) risks related to technology systems and security breaches; (xii) the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions, and may not be able to manage other risks and uncertainties; (xiii) risks relating to our status as a research and development stage company with a history of financial losses, and an expectation to incur significant expenses and continuing losses for the foreseeable future; (xiv) the termination or reduction of government clean energy and electric vehicle incentives; and (xv) changes in domestic and foreign business, market, financial, political and legal conditions. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other documents filed by Solid Power from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contact Information

Kevin Paprzycki

Chief Financial Officer

1 (800) 799-7380

investors@solidpowerbattery.com

Website: www.solidpowerbattery.com

Source: Solid Power, Inc.